UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 regarding the Loan Agreement (as defined below) is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2026, Innovative Industrial Properties, Inc. (the “Company”) entered into an ATM Advance Agreement (the “Loan Agreement”) with A.G.P./Alliance Global Partners (“Lender”). The proceeds of the Loan Agreement are expected to be used for general corporate purposes, including the repayment of the Company’s 5.50% Senior Notes due May 2026.

The Loan Agreement provides for a term loan in the aggregate principal amount of $20 million to the Company (the “Loan”). The Loan bears interest at a rate of 10.0% per annum, compounding monthly on the last business day of each calendar month; provided that, at any time that an event of default under the Loan Agreement has occurred and is continuing, the Loan will bear interest at a rate of 18.0% per annum. The Loan matures on October 9, 2026, and pursuant to the terms of the Agreement, we are required to make weekly interest and principal payments beginning on May 29, 2026. In connection with the Loan Agreement and the Loan, the Company granted Lender a security interest in and a lien upon the gross proceeds the Company receives from the sale of securities pursuant to the equity distribution agreement, dated May 13, 2025, between the Company and Lender (the “Sales Agreement”), net of any sales agent commissions, but before deduction of any other expenses or costs (“Sales Proceeds”), and all the Company’s rights under the Sales Agreement, all of the Company’s right, title and interest in and to the Company’s at-the-market equity offering program and the securities offered thereunder, and the Sales Proceeds thereof; provided, that no security interest was granted in any rights under the equity distribution agreement or similar arrangement other than the Sales Agreement. The Company agreed to pay an advance setup fee of 1% of the amount of the Loan.

The Loan Agreement provides for voluntary prepayment in whole or in part at any time without premium or penalty, upon notice to Lender. The Loan Agreement requires mandatory prepayment upon the occurrence of specified events, including (i) the receipt of proceeds from certain significant asset dispositions and (ii) the occurrence of certain events that may adversely affect the Company’s financial position, capital markets access, ownership structure or the value of material collateral securing the loan, including termination of the Company’s at-the-market equity offering program, a sustained suspension in trading of the Company’s equity securities, or a change of control.

Additionally, during the term of the Loan Agreement, the Company is required to deposit into a segregated deposit account (the “Segregated Account”) all Sales Proceeds. Prior to the occurrence of an event of default under the Loan Agreement, the Company may withdraw funds from the Segregated Account for any general corporate purpose. During the continuance of an event of default, unless the Company obtains Lender’s prior written consent, amounts on deposit in the Segregated Account may be withdrawn by the Company only to make scheduled weekly payments or mandatory prepayments under the Loan Agreement. The Segregated Account will be subject to a deposit account control arrangement in favor of the Lender, pursuant to which, during the continuance of an event of default under the Loan Agreement, the Lender may exercise control over funds in the account, including directing the withdrawal of funds to satisfy the Company’s outstanding obligations under the Loan Agreement.

The Company has also appointed Lender as its attorney-in-fact and delivered to Lender an escrowed placement notice (the “Escrowed Placement Notice”), which Lender may execute upon the occurrence and during the continuance of an event of default to effect sales under the Sales Agreement, subject to the pricing parameters set forth in the Escrowed Placement Notice and the other terms and conditions of the Sales Agreement. The Escrowed Placement Notice may not be used to effect any forward sale. Any Sales Proceeds from such sales will be deposited into the Segregated Account and may be applied by Lender to satisfy the Company’s outstanding obligations under the Loan. The Escrowed Placement Notice and the related power of attorney will terminate upon payment in full of all obligations under the Loan Agreement.

The Loan Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Loan Agreement include certain affirmative and negative operational and financial covenants, including, among other things, restrictions on the Company’s ability to incur certain liens or indebtedness, make fundamental changes to its business, modify or terminate its at-the-market equity offering program with Lender, permit the aggregate remaining capacity under the at-the-market equity offering program with Lender to be less than a specified amount, sell any securities through an at-the-market equity offering program other than pursuant to the program with Lender as the exclusive sales agent while the Company’s obligations under the Loan Agreement remain outstanding.

In addition, the Loan Agreement contains customary events of default, including, among others, the failure to pay principal, interest or other amounts when due, breaches of representations, warranties or covenants, defaults under certain other indebtedness, certain bankruptcy or insolvency events, certain judgment events and other customary events of default for financings of this type. Certain events of default may also arise from the Company’s failure to comply with specified operating, financing and capital markets-related covenants set forth in the Loan Agreement.

The foregoing description is a summary of certain terms of the Loan Agreement and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1	ATM Advance Agreement, dated as of May 22, 2026, by and between Innovative Industrial Properties, Inc. and A.G.P./Alliance Global Partners.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer and Treasurer